SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF

THE SECURITIES EXCHANGE ACT OF 1934

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☒	Definitive Information Statement

ABSOLUTE LIFE SOLUTIONS, INC.

——————————————————

(Name of Registrant as Specified in Its Charter)

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ABSOLUTE LIFE SOLUTIONS, INC.

45 Broadway, 6th Floor

New York, NY 10006

(212) 201-4070

Notice of Action by Written Consent

of a

Majority of the Outstanding Common Shares of Common Stock

taken as of February 1, 2013

To the Holders of Common Stock of Absolute Life Solutions, Inc.:

Absolute Life Solutions, Inc. (“we” “us” “our” or “Company”) hereby gives notice to its stockholders that the holders of a majority of the Company’s outstanding shares of Common Stock, have taken action by written consent to approve the change of the name of the Company from Absolute Life Solutions, Inc. to Infinity Augmented Reality, Inc. The name change is being effected contemporaneously with the Company’s merger with its wholly-owned subsidiary, Infinity Augmented Reality LLC, a Nevada limited liability company. The merger does not require approval of the Company’s shareholders. The name change will be included in the Articles of Merger (the “Amendment”) to be filed with the Secretary of State of Nevada. Although it may be filed earlier, the effective date for the Amendment will be no earlier than twenty (20) days after the first mailing of the accompanying Information Statement.

The majority stockholders have approved the corporate actions in lieu of a special meeting pursuant to Section 78.320 of the Nevada Revised Statues “NRS”, which permits any action that may be taken at a meeting of the stockholders to be taken by the written consent to the action by the holders of the number of shares of voting stock required to approve the action at a meeting. All necessary corporate approvals in connection with the matters referred to in the accompanying Information Statement have been obtained. The Information Statement is being furnished to all of our stockholders pursuant to Section 14(c) of the Securities and Exchange Act of 1934 (“Exchange Act”), and the rules thereunder, solely for the purpose of informing stockholders of these corporate actions before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the stockholder consent will take effect twenty (20) calendar days following the mailing of the accompanying Information Statement.

The details of the foregoing actions and other important information are set forth in the accompanying Information Statement.

This action has been approved by our Board of Directors and the holders of more than a majority of the Company’s common shares outstanding. Only stockholders of record at the close of business on January 31, 2013 are being given Notice of the Action by Written Consent. The Company is not soliciting proxies.

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A copy of the Company’s Annual Report on Form 10-K for the fiscal year ending on August 31, 2012, as filed on the SEC’s EDGAR system on January 3, 2013, accompanies this Information Statement.

By Order of the Board of Directors of

ABSOLUTE LIFE SOLUTIONS, INC.

/s/ Avrohom Oratz

President and Chief Executive Officer

New York, NY

February 14, 2013

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

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ABSOLUTE LIFE SOLUTIONS, INC.

45 Broadway, 6th Floor

New York, NY 10006

(212) 201-4070

INFORMATION STATEMENT

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to shareholders of ABSOLUTE LIFE SOLUTIONS, INC., a Nevada corporation, in connection with certain shareholder action taken by written consent of the holders of a majority of our outstanding shares of common stock of record as of January 31, 2013 to approve change of the Company’s name to “Infinity Augmented Reality, Inc.” (the “Name Change”), which Name Change will be included in the Articles of Merger to be filed with the Secretary of State of Nevada pursuant to the Agreement and Plan of Merger attached as an exhibit to this Information Statement (the Articles of Merger reflecting the merger and the Name Change are referred to as the "Amendment").

The Name Change is being made contemporaneously with the merger of the Company with its wholly-owned subsidiary, Infinity Augmented Reality LLC. Because the merger is with a wholly-owned subsidiary, the merger does not require the vote or consent of our shareholders.

Our board of directors approved the Amendment on January 24, 2013 and recommended that the Name Change be approved by our shareholders.

The approval of the Name Change requires the vote of holders of the outstanding shares of our stock which are eligible to vote on such issue. For the Name Change to be approved, the vote of a majority of the votes cast at a meeting at which a quorum is present is required. Under Nevada law, however, we are permitted to obtain approval of the Name Change by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to approve such action at a meeting at which all shares entitled to vote thereon were present and voted.

Our board of directors has fixed the close of business on January 31, 2013 as the record date for the determination of shareholders who are entitled to give consent and to receive this Information Statement. As of the Record Date, except for our Common Stock, there are no outstanding shares of any other class of the Company’s stock which might be entitled to vote on the Name Change.

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In order to eliminate the costs of and time involved in holding a meeting of our shareholders, we have obtained the written consent to the Name Change (to be reflected in the Amendment) from five (5) shareholders who or which, as of January 31, 2013, owned in the aggregate 49,933,669 shares of our Common Stock, representing approximately 54.14% of the 92,229,599 shares of our Common Stock outstanding as of that date. Their holdings represent more than the minimum number of votes referred to above.

The Name Change will become effective on the later of the date the Amendment is filed with the Secretary of State of the State of Nevada or, if the officer signing the Amendment so elects, a later date specified in the Amendment. We anticipate that the filing of the Amendment will occur sometime between the mailing of this Information Statement and a date on or about March 7, 2013, but may reflect a later effective date. The effective date will be at least twenty (20) days after the date of the first mailing of this Information Statement.

This information statement is being sent to shareholders on or about February 14, 2013.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

The date of this information statement is February 14, 2013

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PURPOSE AND EFFECT OF NAME CHANGE

The purpose of the Name Change is to reflect the change in the Company’s principal business activity.

As previously reported on the Company’s Current Report on Form 8-K, filed on November 20, 2012, the Company is no longer engaged in its prior primary activity as a specialty financial services company primarily engaged in the acquisition of life settlement transactions.

On January 24, 2013, the Board adopted a resolution to merge the Company’s wholly-owned subsidiary, Infinity Augmented Reality LLC, a Nevada limited liability company (the “IAR Subsidiary”), into the Company (the “Merger”) and to effect the Name Change.

As the IAR Subsidiary is a wholly-owned subsidiary and the Merger does not affect the number of shares authorized and outstanding of the Company or the shareholdings of any shareholder of the Company, pursuant to Nevada law, the Merger is not subject to the vote of the Company’s shareholders. The Amendment refers to the Merger (based on the resolution of the Board authorizing such Merger) as well as the Name Change (based on the resolution of the Board and the written consent of a majority in interest of our shareholders).

The Board adopted the resolution authorizing the Merger and the recommendation for the Name Change to reflect the fact that the Company is no longer engaged in the business of acquiring life settlement transactions, and the Company is currently engaged primarily in the business of developing and marketing an augmented reality platform for consumers

The Merger and the Name Change will affect all of our shareholders uniformly and will not affect any shareholder's percentage ownership interests in us or proportionate voting power.

The Merger and the Name Change will have the following effects upon the number of shares of our Common Stock outstanding and the number of authorized and unissued shares of our Common Stock:

•	The number of shares owned by each holder of Common Stock will remain the same;

•	The number of shares of Common Stock we are authorized to issue will remain the same;

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•	The par value of the shares of Common Stock we are authorized to issue will remain the same; and

•	All outstanding options entitling the holders thereof to purchase shares of Common Stock will remain the same.

On February 1, 2013, by written consent, five (5) shareholders whose shares represent 54.14% of the outstanding shares of the Company’s Common Stock as of the Record Date, voted to approve the Name Change. Accordingly there is no need to have a shareholders’ meeting to consider such action. You are hereby being notified of the shareholder approval of the Name Change.

EFFECT ON CERTIFICATES EVIDENCING SHARES OF THE COMPANY

The change in the name of the Company to Infinity Augmented Reality, Inc. will be reflected in the Company’s stock records by book-entry only. If you hold physical certificates, you should retain and not destroy such certificates. You are not required to send such certificates to the Company or its transfer agent. Those certificates will remain valid for the number of shares shown thereon to the same extent as was applicable immediately prior to the effectiveness of the Merger, and should be carefully preserved by you.

There will be no other effect on your rights or interest in shares of the Company that you hold.

NO RIGHTS OF APPRAISAL

Under the laws of the State of Nevada and the Company’s certificate of incorporation and by-laws, each as amended, shareholders are not entitled to appraisal rights or other dissenters’ rights with respect to the Amendment to effect the Merger or the Name Change, and we will not independently provide shareholders with any such right.

NO ADDITIONAL VOTES WILL BE NEED TO APPROVE THE ACTIONS

The Name Change (but not the Merger itself) requires the approval of the holders of the outstanding shares of our Common Stock on the Record Date. Approval of the Name Change would require the vote of a majority of the votes cast at a meeting at which a quorum of shareholders was present. Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote.

Nevada law, however, allows actions to be approved by the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to approve such action at a meeting at which all shares entitled to vote thereon were present and voted.

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On February 1, 2013, by written consent, five (5) shareholders whose shares represent 54.14% of the outstanding shares of the Company’s Common Stock as of the Record Date, voted to approve the Name Change. As such, no vote or future action of the stockholders of the Company is required to approve the Name Change. You are hereby being provided with notice of such approval of the Name Change.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND NAME CHANGE

The Company believes there are no federal income tax consequences to the Company or its shareholders from the Merger or the Name Change.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of January 31, 2013, certain information with respect to (1) each person or entity who is known by our management to be the beneficial owner of more than 5% of our outstanding shares of Common Stock, (2) each of our directors and (3) all applicable directors and executive officers as a group. The table lists the applicable percentage of beneficial ownership based on 92,229,599 shares of common stock outstanding as of January 31, 2013.

The actions reflected in this Information Statement do not affect the information in this table, and, absent other actions taken either by the Company or the named shareholders, the information in the table should be applicable after the effectiveness of the actions referred to in this Information Statement.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them.

[Balance of page intentionally left blank]

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Name and Address of	Amount and Nature of	Percent
Beneficial Owner	Beneficial Ownership	of Class (1)

Moshe Oratz (2) (3) (4)	35,037,500	38%

Avrohom Oratz (2)	148,825		(5)

Joshua Yifat (2)	100,000		(5)

Abraham Lowy
1255 East 35th St
Brooklyn, New York 11210	50,000		(5)

Chaim Loeb
1334 East 32 Street
Brooklyn, New York 11210	50,000		(5)

Sy Stern
1556 East 29th Street
Brooklyn, New York 11210	50,000		(5)

Moshe Hogeg
22 Laurie Dr.
Englewood Cliffs, New Jersey 07632	100,000		(5)

Credit Strategies, LLC (4)
405 Lexington Avenue
New York, New York 10174	4,896,169	5.3%

All Directors and Officers as a Group	498,825		(5)

(1) Based on 92,229,599 shares of common stock outstanding

(2) The address for each of these persons is 45 Broadway, New York, New York 10006

(3) Mr. Oratz is the sole member of CS Master Holdings LLC, which owns 35,037,500 shares of Common Stock. Mr. Oratz disclaims ownership in 14,000,000 shares of Common Stock held by trusts for the benefit of his children, and administered by trustees.

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(4) In April 2011, CS Master Holding LLC granted to Platinum Partners Value Arbitrage Fund, L.P. (“Value”) and Credit Strategies LLC (“Credit Strategies”) transferable options to acquire an aggregate of 20,000,000 shares of our Common Stock at an exercise price of $0.005 per share. The options, exercisable in whole or in part, expire in April 2016. Pursuant to the terms of the Option Agreement, CS Master Holding LLC is restricted from selling or otherwise transferring the underlying shares of Common Stock without Value or Credit Strategies’ consent prior to the expiration of the option. The Option Agreements contain provisions prohibiting exercise of the options that would result in the stockholder owning beneficially more than 4.99% of the outstanding shares of our common stock as determined under Section 13(d) of the Securities Exchange Act of 1934. The shares transferable to Credit Strategies and Value upon any exercise of the options are not included in the foregoing table. Mark Nordlicht has voting and investment control over the securities held by Credit Strategies and Value.

(5) Less than 1%

By Order of the Board of Directors

By:	/s/Avrohom Oratz
Avrohom Oratz
President

February 14, 2013

New York, New York

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EXHIBIT

AGREEMENT AND PLAN OF MERGER

OF

INFINITY AUGMENTED REALITY LLC

INTO

ABSOLUTE LIFE SOLUTIONS, INC.

AGREEMENT AND PLAN OF MERGER (this "Merger Agreement"), dated as of January 24, 2013, between Absolute Life Solutions, Inc., a Nevada corporation (the “Company”), and Infinity Augmented Reality LLC, a Nevada limited liability company (the “IAR Subsidiary”). The Company and IAR Subsidiary are hereinafter sometimes collectively referred to as the "Constituent Entities."

WHEREAS, the Company is the sole beneficial owner of all of the membership interests (“LLC Interests”) in the IAR Subsidiary; and

WHEREAS, the Board of Directors of the Company has, by resolutions duly adopted, approved this Merger Agreement and the transactions contemplated hereby; and

WHEREAS, the transactions contemplated by this Merger Agreement are intended to qualify as a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for the purpose of merging the IAR Subsidiary with and into the Company (the "Merger") and setting forth certain terms and conditions of the Merger and the mode of carrying the same into effect, the IAR Subsidiary and the Company hereby agree as follows:

1.            General

a.           The Company is a Nevada corporation.

b.           The IAR Subsidiary is a Nevada limited liability company.

c..         The Company is the sole beneficial owner of all LLC Interests in the IAR Subsidiary. As provided in NRS 92A.180, no approval of the shareholders of the Company is necessary for this merger.

2.            Merger

a.           Upon the terms and subject to the conditions hereof and in accordance with NRS 92A.100 and NRS 92A.180 of the Nevada Mergers Law of the State of Nevada, the IAR Subsidiary shall be merged with and into the Company and the Company shall be, and is herein referred to as, the "Surviving Entity." The Surviving Entity will continue to be a Nevada corporation.

b.           The Merger shall become effective at the time and on the date of the filing of a Articles of Merger under the applicable requirements of Nevada law, or such later time and date as may be set forth in the Certificate of Merger (the "Effective Time").

c.           Effective at the Effective Time, all of the then outstanding LLC Interests in the IAR Subsidiary will be canceled and retired and shall cease to exist (the “Interests Cancellation”). No consideration shall be given to the Company, as the owner of the LLC Interests, in exchange for the Interests Cancellation.

3.            Effect on Surviving Entity

a.           Except for the Name Change (as defined below), no changes will be made to the Surviving Entity’s certificate of incorporation or to its by-laws, each as currently in effect, as a result of the Merger.

b.           No changes will be made to the authorized or outstanding shares of the Surviving Entity as a result of the Merger.

c.           No changes will be made to any outstanding convertible security or any outstanding option, warrant or other instrument providing similar rights of the Surviving Entity as a result of the Merger.

d.           The officers and directors of the Surviving Entity shall continue in such positions, on the same terms as in effect prior to the Merger.

4.            Name Change

a.           Subject to the consent of the shareholders of the Company, the name of the Company shall be changed to “Infinity Augmented Reality, Inc.” or to another name approved by the Board of the Company and the shareholders of the Company.

b.           The change of the Company’s name (the “Name Change”) may be included in the Articles of Merger.

5.            Further Assurances.

a.           From time to time, as and when required by the Surviving Entity or by its successors and assigns, there shall be executed and delivered on behalf of the IAR Subsidiary such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Entity the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the IAR Subsidiary and otherwise to carry out the purposes of this Merger Agreement, and the officers of the Surviving Entity are fully authorized in the name and on behalf of the IAR Subsidiary or otherwise to take any and all such action to execute and deliver any and all such deeds and other instruments.

6.            Amendment and Modification.

a.           This Merger Agreement may be amended or modified at any time by the parties hereto, but only pursuant to an instrument in writing signed by the parties and only in accordance with applicable provisions of Nevada law.

b.           Notwithstanding the forgoing provision of this Section, the IAR Subsidiary recognizes that the Company is the sole owner of the IAR Subsidiary such that the authorized action of the Company constitutes the consent of the IAR Subsidiary to any proposed amendment or modification of this Merger Agreement.

7.            Miscellaneous.

a.           This Merger Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

b.           The invalidity or unenforceability of any term or provision of this Merger Agreement in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions in any other situation or in any other jurisdiction.

c.           This Merger Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule thereof.

d.           The descriptive headings therein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Merger Agreement or in any way affect this Merger Agreement.

e.           This Merger Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile or other electronic transmission of this signed Merger Agreement shall be legal and binding on all parties hereto.

IN WITNESS WHEREOF, the Company and the IAR Subsidiary have caused this Merger Agreement to be signed by their respective duly authorized signatories as of the date first above written.

ABSOLUTE LIFE SOLUTIONS, INC.		INFINITY AUGMENTED REALITY LLC
By: Absolute Life Solutions, Inc., Sole Member

By:	/s/Avrohom Oratz	By:	/s/Avrohom Oratz
Name:	Avrohom Oratz	Name:	Avrohom Oratz
Its: :	President	Its: :	President